As filed with the Securities and Exchange Commission on July 7, 2010

Registration No. 333-84738

UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PALM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3150688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

950 West Maude Avenue

Sunnyvale, California 94085

(408) 617-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jonathan J. Rubinstein

Palm, Inc.

950 West Maude Avenue

Sunnyvale, California 94085

(408) 617-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:    Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1, filed by Palm, Inc., a Delaware corporation (the “Company”), deregisters all unsold securities registered for issuance under the Registration Statement on Form S-3, File No. 333-84738, which was filed with the SEC on March 22, 2002, as amended by Amendment No. 1 thereto, which was filed with the SEC on April 17, 2002 (as amended, the “Registration Statement”).

On July 1, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 28, 2010, among the Company, Hewlett-Packard Company, a Delaware corporation (“HP”), and District Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of HP (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of HP (the “Merger”). In connection with the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 7, 2010.

PALM, INC. (Registrant)

By:	/s/ Jonathan J. Rubinstein
Jonathan J. Rubinstein
Chairman and Chief Executive Officer